Exhibit 99.1

UMH PROPERTIES, INC.
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, NJ  07728
(732) 577-9997
Fax (732) 577-9980

FOR IMMEDIATE RELEASE	April 29, 2019

Contact:  Nelli Madden
                732-577-9997

UMH Properties, Inc. Closes Public Offering of 4,000,000 Shares
 of 6.75% Series C Cumulative Redeemable Preferred Stock

FREEHOLD, N.J., April 29, 2019 – UMH Properties, Inc. (NYSE: UMH) today announced the closing of its sale of 4,000,000 shares of its 6.75% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), in its previously announced underwritten public offering at an offering price of $25.00 per share. The closing included 400,000 shares of Series C Preferred Stock that were purchased by the underwriters pursuant to the exercise in full of their overallotment option. The shares of Series C Preferred Stock that were sold form a single series with, have the same terms as, and will vote as a single class with, the 5,750,000 outstanding shares of Series C Preferred Stock issued in July 2017 and rank on a parity with the Company's outstanding 8.0% Series B Cumulative Redeemable Preferred Stock and its outstanding 6.375% Series D Cumulative Redeemable Preferred Stock.  The Series C Preferred Stock is listed on The New York Stock Exchange under the symbol "UMH PRC."  The Series C Preferred Stock has a $25.00 liquidation value per share.

The Company received net proceeds from the sale of the 4,000,000 shares, after deducting the underwriting discount and other estimated offering expenses, of approximately $96.6 million and plans to use the net proceeds of the offering for general corporate purposes, which may include the purchase of manufactured homes for sale or lease to customers, expansion of its existing communities, potential acquisitions of additional properties and possible repayment of indebtedness on a short-term basis.

The joint bookrunning managers for the offering were BMO Capital Markets Corp. and J.P. Morgan Securities, LLC. Co-managers for the offering were B. Riley FBR, Inc., D.A. Davidson & Co., and Janney Montgomery Scott, LLC.
UMH, a publicly-owned REIT, owns and operates 118 manufactured home communities located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

A NYSE Company: Symbol - UMH

since 1968

The Series C Preferred Stock was issued pursuant to a prospectus supplement and accompanying prospectus under an effective shelf registration statement on file with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from BMO Capital Markets Corp. You should direct any requests to BMO Capital Markets Corp., Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York, 10036 or by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com or to J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk, 383 Madison Avenue, New York, New York, 10179 or by telephone at (212) 834-4533.  You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission's Web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.
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A NYSE Company: Symbol - UMH

since 1968